UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36803	20-0640002
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida	33477
(Address of Principal Executive Offices)	(Zip Code)

399 Executive Boulevard, Elmsford, New York	10523
(Mailing address)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On August 14, 2020, pursuant to that certain Credit Agreement, dated as of November 15, 2013, as amended (the “Credit Agreement”; capitalized terms used but not defined in this Current Report shall have the meanings given to such terms in the Credit Agreement) by and among TSI Holdings II, LLC, Town Sports International, LLC (the “Borrower”), the Lenders party thereto and Deutsche Bank AG New York Branch as administrative agent, Borrower was required to repay all remaining outstanding indebtedness under the Revolving Credit Facility. Borrower’s failure to make payment of such amounts constitutes an Event of Default under the Credit Agreement. Accordingly, the Required Lenders may by written request to the Administrative Agent cause the issuance of a notice of default to Borrower and immediately exercise remedies under the Credit Agreement, including without limitation by declaring the principal of and any accrued interest in respect of all Loans, Notes, and all Obligations owing thereunder to be immediately due and payable. As of August 14, 2020, $14,163,752 was outstanding under the Revolving Credit Facility.
Borrower is in discussions with its Lenders regarding obtaining an extension to the maturity date of the Revolving Credit Facility or entering into a forbearance agreement that would forestall the exercise of remedies under the Credit Agreement. However there can be no assurance that the parties will be able to reach agreement on the terms of such an extension or forbearance agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 18, 2020, Town Sports International Holdings, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of Nasdaq indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Second Quarterly Report”), and because the Company remains delinquent in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “First Quarterly Report,” and together with the Second Quarterly Report, the “Reports”), the Company remains in non-compliance with the continued listing requirements as set forth in Nasdaq Listing Rule 5250(c)(1).

The Company has until September 8, 2020 to submit a plan to regain compliance with Nasdaq’s continued listing requirements with respect to its delinquent Reports. If Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing due date of the First Quarterly Report, or until December 28, 2020, during which the Company can regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company’s management is working diligently to complete the Reports and intends to file them as soon as practicable.

Item 8.01	Other Events.
On August 17, 2020, Deutsche Bank AG New York Branch issued notice to the Borrower and Lenders of its resignation as Administrative Agent and Collateral Agent under the Credit Agreement. Such resignation shall become effective upon the earlier of (i) the appointment of a successor Administrative Agent pursuant to Section 12.09 of the Credit Agreement and (ii) the date occurring twenty (20) business days after the date of such notice.

Forward-Looking Statements

Certain statements in this Current Report regarding the Company’s future intentions contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “could,” or the negative version of these words or other comparable words. Such statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the duration and severity of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or treat its impact, the potential negative impacts of COVID-19 on the economy in the United States and the impact of COVID-19 on the Company’s financial condition and business operations and other specific risk factors disclosed in our prior SEC filings. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press Release issued by Town Sports International Holdings, Inc. on August 20, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: August 20, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer